UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 3, 2011

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01.  Regulation FD Disclosure

On March 3, 2011, Premier issued a press release announcing it had received all regulatory approvals to merge five of its wholly owned subsidiary banks and form Premier Bank.  To create Premier Bank, Premier will merge Boone County Bank, headquartered in Madison, West Virginia; First Central Bank, headquartered in Philippi, West Virginia; Traders Bank, Inc., headquartered in Ravenswood, West Virginia; Adams National Bank, headquartered in Washington, DC and Consolidated Bank and Trust, headquartered in Richmond, Virginia.  The resulting bank will be headquartered in Huntington, West Virginia and would have total assets of approximately $822,900,000, total deposits of $689,689,000, liquid assets of $101,517,000, and Tier I capital of $79,174,000.  Pro forma regulatory capital ratios would result in the bank being well capitalized with an estimated Tier I Leverage Ratio of 9.87%, a Tier I Risk-based Capital Ratio estimated at 16.43% and at Total Risk-based Capital Ratio estimated at 17.68%.

    Premier filed applications with the Federal Deposit Insurance Corporation (“FDIC”), the West Virginia Board of Banking and Financial Institutions, the Virginia State Corporation Commission Bureau of Financial Institutions, the District of Columbia Department of Insurance Securities and Banking and the Maryland Commission of Financial Regulation.  All required approvals have been received.  The legal merge date of the five banking institutions is anticipated to occur sometime during the second quarter of 2011.

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9.01.    Financial Statements and Exhibits

(c) Exhibit 99.1 - Press Release dated March 3, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: March 3, 2011                                                  Brien M. Chase, Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 3, 2011 captioned “Premier Financial Bancorp, Inc. Announces Regulatory Approval of Plan to Merge Five Banks."